As filed with the Securities and Exchange Commission on May 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTELLIUM SE

(Exact name of registrant as specified in its charter)

France	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Washington Plaza,	300 East Lombard Street
40-44 rue Washington	Suite 1710
75008 Paris	Baltimore, MD 21202
France	United States
(Head Office)

(Address of principal executive offices) (Zip Code)

Constellium SE 2013 Equity Incentive Plan

(Full title of the Plan)

Corporation Service Company

80 State Street

Albany, NY 12207-2543

(Name and address of agent for service)

(302) 636-5400

(Telephone number, including area code of agent for service)

Copies to:

Jeremy Leach Senior Vice President and Group General Counsel 40-44, rue Washington 75008 Paris, France	Rina E. Teran Chief Securities Counsel 300 East Lombard Street, Suite 1710 Baltimore, MD 21202	Andrew J. Nussbaum Elina Tetelbaum Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL ORDINARY SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statements on Form S-8 previously filed by Constellium SE (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on October 25, 2013 (File No. 333-191905), December 19, 2014 (File No. 333-201141), June 27, 2018 (File No. 333-225926), and May 14, 2021 (File No. 333-256148) (together, as amended, the “Prior Registration Statements”) are incorporated by reference herein and made a part hereof. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 6,000,000 shares of the Registrant’s ordinary shares, nominal value €0.02 per share, which may be awarded under the Constellium SE 2013 Equity Incentive Plan (as amended, the “Plan”), which ordinary shares are additional securities of the same class as other securities issuable under the Plan previously filed with the Commission with the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed or furnished by the Registrant with the Commission are incorporated by reference herein:

(a)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023, filed on March 18, 2024;

(b)

all other reports filed or furnished by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2023 (other than information in such filings specifically not incorporated therein);

(c)

the description of the Ordinary Shares, set forth in the Registrant’s Registration Statement on Form F-3ASR, filed on March 20, 2024 (File No. 333-278097) and any amendments, reports or other filings filed with the Commission for the purpose of updating that description;

(d)

the Registrant’s registration statement on Form S-8 (File No. 333-191905), filed on October 25, 2013, as amended by Post-Effective Amendment No. 1 filed on June 28, 2019 and by Post-Effective Amendment No. 2 filed on December 12, 2019;

(e)

the Registrant’s registration statement on Form S-8 (File No. 333-201141), filed on December 19, 2014, as amended by Post-Effective Amendment No. 1 filed on June 28, 2019 and by Post-Effective Amendment No. 2 filed on December 12, 2019;

(f)

the Registrant’s registration statement on Form S-8 (File No. 333-225926), filed on June 27, 2018, as amended by Post-Effective Amendment No. 1 filed on June 28, 2019 and by Post-Effective Amendment No. 2 filed on December 12, 2019; and

(g)	the Registrant’s registration statement on Form S-8 (File No. 333-256148) filed on May 14, 2021.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed or furnished by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Association of Constellium SE, dated April 10, 2023 (incorporated herein by reference to Exhibit 1.1 of Constellium SE’s Form 20-F filed on March 18, 2024)

5.1	Opinion of Counsel*

23.1	Consent of Counsel (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers Audit, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on signature page)*

99.1	Constellium SE 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.13 to Constellium SE’s Registration Statement on Form F-1 (Registration No. 333-191863), filed on October 23, 2013)

99.2	Amendment to the Constellium SE 2013 Equity Incentive Plan, effective as of May 24, 2018 (incorporated herein by reference to Exhibit 99.2 of Constellium SE’s Form S-8 furnished on June 27, 2018)

99.3	Amendment No. 2 to the Constellium SE 2013 Equity Incentive Plan, effective as of June 28, 2019 (incorporated herein by reference to Exhibit 10.1 of Constellium SE’s Form 6-K furnished on June 28, 2019)

99.4	Amendment No. 3 to the Constellium SE 2013 Equity Incentive Plan, effective as of December 12, 2019 (incorporated herein by reference to Exhibit 10.1 of Constellium SE’s Form 6-K furnished on December 12, 2019)

99.5	Amendment No. 4 to the Constellium SE 2013 Equity Incentive Plan, effective as of May 14, 2021 (incorporated herein by reference to Exhibit 99.5 of Constellium SE’s Registration Statement on Form S-8 (Registration No. 333-256148), filed on May 14, 2021)

99.6	Amendment No. 5 to the Constellium SE 2013 Equity Incentive Plan, effective as of May 16, 2023 (incorporated herein by reference to Exhibit 10.15.5 of Constellium SE’s Form 20-F filed on March 18, 2024)

107	Filing Fee Table*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on May 16, 2024.

Constellium SE

By:	/s/ Jean-Marc Germain
Name:	Jean-Marc Germain
Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Jean-Marc Germain, Jack Guo and Jeremy Leach, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jean-Marc Germain	Chief Executive Officer and Executive Director	May 16, 2024
Jean-Marc Germain	(Principal Executive Officer)

/s/ Jack Guo	Chief Financial Officer	May 16, 2024
Jack Guo	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jean-Christophe Deslarzes	Chairman	May 16, 2024
Jean-Christophe Deslarzes

/s/ Emmanuel Blot	Director	May 16, 2024
Emmanuel Blot

/s/ Isabelle Boccon-Gibod	Director	May 16, 2024
Isabelle Boccon-Gibod

/s/ Michiel Brandjes	Director	May 16, 2024
Michiel Brandjes

/s/ Martha Brooks	Director	May 16, 2024
Martha Brooks

/s/ John Ormerod	Director	May 16, 2024
John Ormerod

/s/ Jean-Philippe Puig	Director	May 16, 2024
Jean-Philippe Puig

/s/ Jean-François Verdier	Director	May 16, 2024
Jean-François Verdier

/s/ Lori A. Walker	Director	May 16, 2024
Lori A. Walker

/s/ Wiebke Weiler	Director	May 16, 2024
Wiebke Weiler

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has caused this Registration Statement to be signed solely in the capacity as the duly authorized representative of Constellium SE in the United States on May 16, 2024.

Constellium US Holdings I, LLC

By:	/s/ Rina E. Teran
Name:	Rina E. Teran
Title:	Vice President & Secretary